SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2008

HEALTHEXTRAS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-31014	52-2181356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Farm Boulevard Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

(301) 548-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws.

On September 15, 2008, the Board of Directors of HealthExtras, Inc. (the “Company”) amended the Company’s Certificate of Incorporation to change the name of the Company to Catalyst Health Solutions, Inc. This amendment to the Company’s Certificate of Incorporation has an effective date of October 1, 2008. Upon effectiveness of the amendment to the Company’s Certificate of Incorporation, the Company will make a conforming amendment to the Company’s Bylaws. The text of the amendments to the Company’s Certificate of Incorporation and the Bylaws are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure.

On September 16, 2008, the Company announced that the Company is changing its name to Catalyst Health Solutions, Inc., effective October 1, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

3.1	Amendment to Certificate of Incorporation

3.2	Amendment to Bylaws

99.1	Press Release, dated September 16, 2008

All information furnished in Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEXTRAS, INC.

Date: September 16, 2008	By:	/s/ Hai Tran
	Name:	Hai Tran
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Certificate of Incorporation

3.2	Amendment to Bylaws

99.1	Press Release, dated September 16, 2008